As filed with the Securities and Exchange Commission on July 2, 2009
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933
TALEO CORPORATION
(Exact name of Registrant as specified in its charter)
Delaware	52-2190418
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
4140 Dublin Boulevard, Suite 400 Dublin, California 94568 (925) 452-3000
(Address including zip code, and telephone number, including area code, of principal executive offices)

2009 Equity Incentive Plan 2004 Stock Plan 2004 Employee Stock Purchase Plan
(Full title of the plan)
Michael P. Gregoire Chief Executive Officer and Chairman of the Board Taleo Corporation 4140 Dublin Boulevard, Suite 400 Dublin, California 94568 (925) 452-3000
(Name, address, and telephone number, including area code, of agent for service)
Copy to:
Mark A. Bertelsen, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304-1050 (650) 493-9300
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

                                            Large accelerated filer  ☐                                                                                                                                     Accelerated filer ☒
                                            Non-accelerated filer    ☐ (Do not check if a smaller reporting company)                                                                                                                                Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, $0.00001 par value, to be issued under the:
— 2009 Equity Incentive Plan	8,783,643	$18.36	$161,267,685.48	$8,998.74
— 2004 Stock Plan	933,731	$18.36	$17,143,301.16	$956.60
— 2004 Employee Stock Purchase Plan	622,487	$15.61(3)	$9,717,022.07	$542.21
TOTAL:	10,339,861		$188,128,008.71	$10,497.55

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Class A Common Stock that become issuable under the 2009 Equity Incentive Plan, 2004 Stock Plan or 2004 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Class A Common Stock.

(2) Estimated in accordance with Rules 457(h)(1) and 457(c) under the Securities Act of 1933. The proposed maximum offering price per share of $18.36 was computed by averaging the high and low prices of a share of Class A Common Stock as reported on the Nasdaq Global Market on June 30, 2009.

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of 85% of the offering price per share as computed in note two above.  Pursuant to the 2004 Employee Stock Purchase Plan, the purchase price of a share of Class A Common Stock shall be an amount equal to 85% of the fair market value of a share of Class A Common Stock at the end of an offering period.

TALEO CORPORATION
REGISTRATION STATEMENT ON FORM S-8

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.	Registration Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act.  In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Taleo Corporation (the “Registrant”) with the Commission:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on April 30, 2009 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2) The Registrant’s Quarterly Report for the quarter ended March 31, 2009, filed with the Commission on May 11, 2009 pursuant to Section 13(a) of the Exchange Act;

(3) The Registrant’s Current Reports on Form 8-K filed with the Commission on January 20, 2009, February 18, 2009, March 3, 2009, March 23, 2009, April 3, 2009 and June 2, 2009, and Item 4.02 of the Current Report on Form 8-K filed with the Commission on February 23, 2009; and

(4) The description of the Registrant’s Class A Common Stock contained in the Company’s Registration Statement on Form 10 filed with the Commission on May 2, 2005, pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to

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this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.                      Description of Securities.

Not applicable.

Item 5.                      Interests of Named Experts and Counsel.

Not applicable.

Item 6.                      Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.

The Registrant’s certificate of incorporation and bylaws provide that the Registrant shall indemnify its directors and officers, and may indemnify its employees and agents, to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

In addition, the Registrant has entered into separate indemnification agreements with its directors, officers and certain employees which require the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers or employees. The Registrant also has and intends to maintain director and officer liability insurance.

These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Item 7.                      Exemption from Registration Claimed.

Not applicable.

Item 8.                      Exhibits.

Exhibit Number	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)
24.1	Power of Attorney (contained in the signature page to this Registration Statement)
99.1	2009 Equity Incentive Plan
99.2
2004 Stock Plan and form of agreement thereunder (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, Commission File No. 333-114093, filed on January 28, 2005)

99.3	Form of 2004 Stock Plan Restricted Stock Agreement (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on June 6, 2006)
99.4	Form of 2004 Stock Plan Performance Share Agreement (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on June 6, 2006)
99.5	2004 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, Commission File No. 333-114093, filed on January 28, 2005)

Item 9.                      Undertakings.

A.           The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement

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relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of California, on this 1st day of July, 2009.

TALEO CORPORATION

By: /s/Michael Gregoire
Michael Gregoire
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael Gregoire and Katy Murray, or either of them, as his or her lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Michael Gregoire Michael Gregoire	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	July 1, 2009
/s/Katy Murray Katy Murray	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 1, 2009
/s/Carol Richwood Carol Richwood	Vice President (Principal Accounting Officer)	July 1, 2009
Gary Bloom	Director
Patrick Gross	Director
/s/Eric Herr Eric Herr	Director	July 1, 2009
/s/Greg Santora Greg Santora	Director	July 1, 2009
/s/Jeffrey Schwartz Jeffrey Schwartz	Director	July 1, 2009
/s/ Jeffrey Stiefler Jeffrey Stiefler	Director	July 1, 2009
/s/ Michael Tierney Michael Tierney	Director	July 1, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)
24.1	Power of Attorney (contained in the signature page to this Registration Statement)
99.1	2009 Equity Incentive Plan
99.2
2004 Stock Plan and form of agreement thereunder (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, Commission File No. 333-114093, filed on January 28, 2005)

99.3	Form of 2004 Stock Plan Restricted Stock Agreement (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on June 6, 2006)
99.4	Form of 2004 Stock Plan Performance Share Agreement (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on June 6, 2006)
99.5	2004 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, Commission File No. 333-114093, filed on January 28, 2005)